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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
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                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        CROWN CORK & SEAL COMPANY, INC.
            (Exact name of registrant as specified in its charter)

            PENNSYLVANIA                                  23-1526444
(State of incorporation or organization)       (IRS Employer Identification No.)

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                                 ONE CROWN WAY
                         PHILADELPHIA, PA  19154-4599
                                (215) 698-5100
           (Address and phone number of principal executive offices)


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If this form relates to the                If this form relates to the
registration of a class of                 registration of a class of
securities pursunt to Section 12(b)        securities pursuant to Section 12(g)
of the Exchange Act and is                 of the Exchange Act and is effective
effective pursuant to General              pursuant to General Instruction
Instruction A.(c), please check            A.(d), please check the following
the following box. [X]                     box. [ ]


          Securities Act registration statement file number to which this form relates: 333-16869

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       Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                    Name of each exchange on which
     to be so registered                    each class is to be registered

    7 1/8% Notes due 2002                    New York Stock Exchange, Inc.

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None

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Item 1.  Description of Registrant's Securities to be Registered.

          A description of the Registrant's 7 1/8% Notes Due 2002 is set forth under the caption "Description of Debt Securities and Guarantees" in the Prospectus constituting a part of the Registrant's Registration Statement on Form S-3 (No. 333-16869), as amended, and under the heading "Description of the Notes" in the Registrant's Prospectus Supplement filed pursuant to 424(b)(2) on August 26, 1999, which description is hereby incorporated herein by reference.

Item 2.    Exhibits

      Exhibit Number                          Description of Exhibit
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            4.1              Form of Indenture among the Registrant, Crown Cork
                             & Seal Finance PLC, a public limited company organized under the laws of England and Wales, Crown Cork & Seal Finance S.A., a societe anonyme organized under the laws of the Republic of France, and The Bank of New York, a New York banking corporation (incorporated herein by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K, dated December 17, 1996 (File No. 1-2227)).

            4.2              Form of Registrant's 7 1/8% Note due 2002
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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   CROWN CORK & SEAL COMPANY, INC.


                                   By      /s/ Alan W. Rutherford
                                     -----------------------------------
                                           Alan W. Rutherford
                                           Executive Vice President and
                                           Chief Financial Officer


DATE:  August 27, 1999
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     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY) ANY TRANSFER,
PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.